UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 16, 2021 (February 12, 2021)

KLX Energy Services Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38609	36-4904146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1415 Louisiana Street, Suite 2900 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 518-4094

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.01 Par Value	KLXE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amended and Restated KLXE Long-Term Incentive Plan

On February 12, 2021, the stockholders of KLX Energy Services Holdings, Inc. (the “Company” or “KLXE”) approved the KLX Energy Services Holdings, Inc. Long-Term Incentive Plan (Amended and Restated as of December 2, 2020) (the “Amended and Restated LTIP”), which, among other things: (i) increases the total number of shares of Company Common Stock, par value $0.01 per share (the “Common Stock”), reserved for issuance under the Amended and Restated LTIP by 632,051; (ii) includes a $200,000 annual limit on the aggregate grant date fair value of awards to non-employee directors; (iii) includes a requirement that awards (other than awards that result in the issuance of no more than 5% of the shares available) under the Amended and Restated LTIP will vest no earlier than the first anniversary of the applicable grant date; (iv) provides that the vesting of awards will accelerate upon a change in control (as defined in the Amended and Restated LTIP) only if such awards are not assumed or substituted by the successor corporation; and (v) provides that payments with respect to awards that are based on dividends paid prior to the vesting of such awards will be paid out only to the extent that such awards vest.

A description of the Amended and Restated LTIP is included in KLXE’s proxy statement, filed with the Securities and Exchange Commission on January 11, 2021, under the section entitled “Proposal 1—Amendment and Restatement of KLXE Long-Term Incentive Plan” and is incorporated herein by reference.

The foregoing description of the Amended and Restated LTIP does not purport to be complete and is qualified in its entirety by the full text of the Amended and Restated LTIP which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

On February 12, 2021, KLXE held a virtual special meeting of stockholders (the “Special Meeting”), to consider and vote upon proposals (i) to approve the Amended and Restated LTIP (the “LTIP Amendment and Restatement Proposal”); and (ii) to approve the adjournment of the special meeting to solicit additional proxies if there were not sufficient votes at the time of the special meeting to approve the LTIP Amendment and Restatement Proposal (the “Adjournment Proposal”).

At the Special Meeting, holders of 4,648,660 shares of Common Stock, which represents approximately 54.63% of the shares of Common Stock outstanding and entitled to vote as of the record date of January 8, 2021, were represented in person or by proxy, and thus, a quorum was present in accordance with the applicable provisions of the Company’s bylaws.

The final voting results for each proposal, each of which is described in greater detail in the Company’s proxy statement, filed with the Securities and Exchange Commission on January 11, 2021, follow below:

Proposal 1- LTIP Amendment and Restatement Proposal:

	For	Against	Abstain	Broker Non-Votes
Total Shares Voted	4,195,563	379,861	73,236	0

The LTIP Amendment and Restatement Proposal was approved by the Company’s stockholders.

Proposal 2- Adjournment Proposal:

	For	Against	Abstain	Broker Non-Votes
Total Shares Voted	4,147,557	418,229	82,874	0

Although the Adjournment Proposal received sufficient votes to be approved, no motion to adjourn the Special Meeting was made because adjournment of the Special Meeting was determined not to be necessary or appropriate.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	KLX Energy Services Holdings, Inc. Long-Term Incentive Plan (Amended and Restated as of December 2, 2020)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 16, 2021

KLX Energy Services holdings, Inc.
By:	/s/ Christopher J. Baker
	Name:	Christopher J. Baker
	Title:	President and Chief Executive Officer